SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 1999 .

THE GEON COMPANY

(Exact name of registrant as specified in charter)

Delaware	1-11804		34-1730488

(State or other	(Commission		(IRS Employer

jurisdiction of	File Number	)	Identification No.)

incorporation)

One Geon Center, Avon Lake, Ohio    44012

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code     440-930-1001

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events

The Geon Company (NYSE: GON) announced that as of the expiration of its tender offer on July 7, 1999, 86.3 percent of the outstanding shares of O’Sullivan Corporation (AMEX: OSL) had been tendered for Geon’s cash offer of $12.25 per share. In accordance with the terms of the offer, Geon has purchased all of the shares tendered.

Item 7(c).    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1 Press Release of July 8, 1999 announcing that as of the expiration of Geon’s tender offer on July 7, 1999, 86.3 percent of the outstanding shares of O’Sullivan Corporation had been tendered for Geon’s cash offer of $12.25 per share.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEON COMPANY

By /s/ Gregory L. Rutman

Secretary

Dated July 9, 1999